Substitution of Power of Attorney

Pursuant to a Power of Attorney, each of the following persons named below:

David W. Dorman

Edward J. Zander

H. Laurance Fuller

Gregory Q. Brown

Judy C. Lewent

David W. Devonshire

Thomas J. Meredith

Ruth A. Fattori

Nicholas Negroponte

Ronald Garriques

Indra K. Nooyi

A. Peter Lawson

Samuel C. Scott III

Daniel M. Moloney

Ron Sommer

Richard Nottenburg

James R. Stengel

Stuart C. Reed

Douglas A. Warner III

Steven J. Strobel

Dr. John A. White

Padmasree Warrior

Miles D. White

has appointed me his or her true and lawful attorney-in-fact and agent,

with full power of substitution and resubstitution, in each of his or her name,

place and stead, in any and all capacities, to prepare, sign and file any and all Forms 3, 4, 5 and 144 and any successor Forms (and any amendments or corrections to all such forms, and any related documents or items, including a Form ID and any other documents necessary to obtain codes and passwords necessary to make electronic filings) which I deem needed or desirable with the Securities and Exchange Commission and any and all stock exchanges, granting unto me full power and authority to do and perform each and every act and thing necessary or appropriate in connection with this power and authority, hereby ratifying and confirming all that I or my substitute or substitutes, may lawfully do or cause to be done by virtue thereof.  Each of the above persons has provided that this power of attorney shall remain in full force and effect until each person is no longer required to file Forms 3, 4, 5 and 144 with respect to his or her holdings of and transactions in securities issued by Motorola, unless earlier revoked by each such person in a signed writing delivered to me.

Therefore, for the period beginning on July 25, 2006 and ending on July 26, 2006, I, pursuant to the above described power and authority conferred upon me, hereby constitute and appoint Lois Dixon,

Jennifer Hipelius and Deborah McMillan, and each of them, acting alone without the other, to be my true and lawful substitute, to

act in my place and stead, in any and all capacities pursuant to said above described power and authority.

      By: /s/ Carol H. Forsyte

       Carol H. Forsyte

      Date: 7/24/06